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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

Baker Hughes Incorporated:

We consent to the incorporation by reference in Post-Effective Amendment Nos. 1, 2 and 3 on Form S-8 to Registration Statement No. 33-11074 on Form S-4, in Post-Effective Amendment No. 1 to Registration Statement No. 33-16094 on Form S-4, in Post-Effective Amendment Nos. 1 and 2 to Registration Statement No. 33-14803 on Form S-8, in Registration Statement No. 33-34935 on Form S-3, in Registration Statement No. 33-39445 on Form S-8, in Registration Statement No. 33-61304 on Form S-3, in Amendment No. 1 to Registration Statement No. 33-61304 on Form S-3, in Registration Statement No. 33-52195 on Form S-8, in Registration Statement No. 33-57759 on Form S-8 and in Registration Statement No. 33-63375 on Form S-3 of our reports dated November 15, 1995, appearing and incorporated by reference in the 1995 Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended September 30, 1995.


DELOITTE & TOUCHE LLP


Houston, Texas
December 14, 1995